                                                                     EXHIBIT 11

                                EARNINGS PER SHARE


                                             YEARS ENDED DECEMBER 31
                                             -----------------------
                                           1994         1993         1992
                                           ----         ----         ----
Earnings (loss) before income
 taxes, extraordinary items
 and cumulative effect of
 accounting change . . . . . . . .      $61,991,000  $31,836,000  $(7,270,000)

Income taxes . . . . . . . . . . .       24,176,000   12,416,000      526,000
                                         ----------   ----------   ----------
Earnings (loss) before
 extraordinary items and
 cumulative effect of
 accounting change . . . . . . . . .     37,815,000   19,420,000   (7,796,000)

Extraordinary items, net of
 income taxes . . . . . . . . . . . .         -         (619,000)    (958,000)

Cumulative effect of accounting
 change  . . . . . . . . .  . . . . . .       -        1,500,000         -
                                         ----------   ----------   -----------

Net earnings (loss) . . . . . . . . . . $37,815,000  $20,301,000  $(8,754,000)
                                         ==========   ==========   ==========

Weighted average common and common
 equivalent shares . . . . . . . . . .   48,624,000   47,306,000   45,302,000
                                         ==========   ==========   ==========
Earnings (loss) per common and
 common equivalent share:

  Earnings (loss) before extraordinary
   items and cumulative effect of
   accounting change . . . . . . . . .         $.78         $.41        $(.17)

  Extraordinary items, net of
   income taxes . . . . . . . . . . .           -           (.01)        (.02)

  Cumulative effect of accounting
   change . . . . . . . . . . . . . .           -            .03          -
                                              -----        -----       ------

  Net earnings (loss) . . . . . . . .          $.78         $.43        $(.19)
                                              =====        =====       =======

Weighted average common shares-
 assuming full dilution . . . . . . .    48,687,000   47,480,000   45,377,000
                                         ==========   ==========   ==========
  Earnings (loss) before
   extraordinary items and
   cumulative effect of
   accounting change . . . . . . . . . .       $.78         $.41        $(.17)

  Extraordinary items, net of
   income taxes . . . . . . . . . . .           -           (.01)        (.02)

  Cumulative effect of
   accounting change . . . . . . . . .          -            .03          -
                                              -----        -----         -----

  Net earnings (loss) . . . . . . . .          $.78         $.43        $(.19)
                                              =====        =====         =====